                                  EXHIBIT 4.

                             COMMUNITY BANKS, INC.
                         1998 LONG-TERM INCENTIVE PLAN


1.  PURPOSE.

     The purpose of the Community Banks, Inc. Long-Term Incentive Plan (the "Plan") is to attract, retain and motivate highly qualified employees for Community Banks, Inc. ("CBI") and its subsidiaries by making provision for the payment of supplemental compensation ("Awards") to key employees for services which substantially contribute to the success of CBI and its subsidiaries. The Plan is designed to provide incentives to those employees who are in a position to contribute to the long-term growth and profitability of CBI and its subsidiaries. The Plan will also make CBI's compensation program more competitive with those of other bank holding companies and banks. CBI will benefit from the added interest which employees will have in the success of CBI and its subsidiaries as a result of their proprietary interest in CBI.

2.  ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a committee (the "Committee") composed of not less than three (3) or more than six (6) members of CBI's Board of Directors (which Committee may, but need not be, the Executive and Compensation Committee). No director who is an employee of CBI or any subsidiary shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. All members of the Committee must be ineligible (and must have been ineligible for a one (1) year period prior to appointment to the Committee) to receive an Award under the Plan or any other similar plan of CBI.

     (b) Subject to the express provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan as may be issued or adopted from time to time by the Board, the Committee shall have full power and authority, in its discretion, to grant Awards hereunder, to determine to whom and the time when Awards will be granted, to designate Awards as Incentive Stock Options, Nonqualified Stock Options (Incentive Stock Options and Nonstatutory Stock Options are collectively referred to as "Options"), or Stock Appreciation Rights (hereinafter referred to as "SAR's"), to determine the purchase price of Community common stock ("Stock") covered by each Option and the term of each Option, to determine the terms and provisions of the Option agreements and SAR agreements (which need not be identical) entered into in connection with awards under the Plan, to interpret the Plan, to supervise the administration of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan.

     (c) Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of a majority of the members of the Committee, and shall be final and binding on all persons (including plan participants, CBI, subsidiaries of CBI, any stockholder of CBI, any employee of CBI, or any subsidiary of CBI). No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     (d) Neither the Committee, the Board of Directors, CBI, nor any officer or employee of CBI or any subsidiary of CBI shall have any duty to advise Plan participants of any rules,


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

interpretations or determinations by the Committee, and each participant shall be bound by such rules, interpretations or determinations upon communication thereof to such participant effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Committee.

3.  STOCK SUBJECT TO THE PLAN, SCOPE, AND DURATION.

     (a) Awards under the Plan may be granted in the form of Incentive Stock Options ("ISO's"), in conformity with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in the form of Nonqualified Stock Options ("NQSO's"), or in the form of Stock Appreciation Rights ("SAR's").

     (b) The total number of shares of Stock as to which Options or SAR's may be granted under this Plan during the period ending May 30, 2008, shall be 1,000,000 shares. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or which has been forfeited as hereinafter provided.

     (c) Shares of Stock as to which Options under the Plan may be granted may be made available by CBI from authorized but unissued Stock or from Stock reacquired by CBI (including Stock purchased in the open market).

     (d)  The Plan shall terminate on May 31, 2008.

4.  ELIGIBLE EMPLOYEES.

     The persons who shall be eligible to receive Awards under this Plan shall be such key executive employees (including officers and directors who are employees) of CBI or any of its wholly-owned subsidiaries, without limitation as to length of service, who are from time to time serving in a managerial, administrative, or professional position and who are recommended to, and authorized by, the Committee for Awards under the Plan.

5.  GRANTING AWARDS.

     (a) The Committee, subject to the limitations of this Plan, shall select from eligible employees those persons to be granted Awards ("Participants") and shall determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Award, and the terms and conditions consistent with this Plan, upon which Awards are to be made. The Committee shall make Awards to the key employees so selected for the number of Options or SAR's and upon the terms and conditions so determined. No Options, SAR's, or Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options, SAR's, and/or Stock have been complied with to the satisfaction of the Committee and CBI. Awards may be made at any time, from time to time, after such consultation with and consideration of the recommendations of management as the Committee deems desirable.

     (b) No Awards shall be granted under this Plan after its termination on May 31, 2008, but Awards granted prior to such termination date may extend beyond the date, and the terms of the Plan shall continue to apply to such Awards.


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5.  TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

     (a)  General.  Options may be made from time to time in the form of ISO's
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and NQSO's. Each Option, whether an ISO or NQSO, shall be subject to all of the terms and conditions provided in this Section, all other applicable terms and conditions in the Plan, and such other terms and conditions ("Discretionary Conditions") as may be specified by the Committee with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Committee in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Committee may, at any time and from time to time after the granting of an Option under this Plan, specify such additional terms and conditions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities and tax laws. The terms and conditions with respect to any Option, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any other Option or any other Participant.

     (b)  Option Agreement.  Receipt of an Option shall be subject to execution
          ----------------
of a written agreement (the "Option Agreement") between CBI and the Participant, in a form approved by the Committee, which shall set forth the number of Options awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Committee, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Committee may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to CBI and the Participant.

     (c)  Fair Market Value of Stock.  The Fair Market Value of a share of the
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CBI common stock shall mean the closing sales price of the Stock on the principal stock exchange on which the stock is traded on the day the Option is granted; or if no sale of the Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

     (d)  Payment of Option Price.  The Option Price for the shares as to which
          -----------------------
an Option is exercised shall be paid to CBI in full on or within ten (10) days after the date of exercise. At the election of the Participant, such payment may be (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on date of payment equal to the Option Price for the shares of Stock being purchased and which satisfy such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such shares of Stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code, may not be tendered in payment of the Option Price.

     (e)  Right as a Stockholder.  No Participant shall have any rights to
          ----------------------
dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

     (f)  Listing and Registration of Shares.  No Option granted pursuant to the
          ----------------------------------
Plan shall be exercisable in whole or in part if at any time the Committee shall determine in its discretion that the listing, registration, or qualifications of the shares of Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


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     (g)  Investment Purpose.  Each Option under this Plan shall be granted on
          ------------------
the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Stock subject to the Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for CBI, a resale of such stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

     (h)  Investment Representation.  The Committee may require each person
          -------------------------
purchasing shares of Stock pursuant to the exercise of an Option to represent to and agree with CBI in writing that such shares are being acquired for investment and without a view to distribution thereof. The Certificates for shares of Stock so purchased may include any legend which the Committee deems appropriate to reflect any restriction or transfer. The Committee also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Committee may determine and, further, in the event a Participant's employment by CBI or a subsidiary terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to CBI at such price and on such other terms as the Committee may have specified in the Option Agreement.

7.  INCENTIVE STOCK OPTIONS.

     In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to all ISO's:

     (a)  Option Price.  The purchase price per share of Stock deliverable upon
          ------------
the exercise of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the day the Option is granted, but in no event less than the par value of such Stock.

     (b)  Exercise Term.  Each ISO agreement shall state the period or periods
          -------------
of time within which the ISO may be exercised by the participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six
(6) months after the date of the grant of the ISO nor end later than ten (10) years after the date of the grant of the ISO. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.

     (c) Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the ISO is to be granted the individual owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of CBI unless at the time such ISO is granted the ISO price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the ISO and such ISO's by its terms is not exercisable after the expiration of five (5) years from the date such ISO is granted. For purposes of the preceding sentence, the attribution rule of Stock ownership set forth in Section 425(d) of the Code shall apply.


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     (d)  Notice of Sale.  A Participant shall give prompt notice to CBI of any
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disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant of the ISO or one (1) year after receipt of such Stock by the Participant.

     (e)  Other Terms.  Each ISO agreement shall contain such other terms,
          -----------
conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such ISO as a tax-favored option within the meaning of Section 422 of the Code. Subject to the limitations of Paragraph 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any Awards or agreements thereunder for such purpose.

8.  NONQUALIFIED STOCK OPTIONS.

     In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to all NQSO's:

     (a)  Option Price.  The purchase price per share of Stock deliverable upon
          ------------
the exercise of a NQSO shall not be less than eighty percent (80%) of the Fair Market Value of the Stock on the day the NQSO is granted, as determined by the Committee, but in no event less than the par value of such Stock.

     (b)  Exercise of Term.  Each NQSO agreement shall state the period or
          ----------------
periods of time within which the NQSO may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the NQSO nor end later than ten (10) years after the date of the grant of the NQSO. The Committee may impose a vesting schedule in conjunction with the grant of any NQSO.

9.  STOCK APPRECIATION RIGHTS.

     Awards may be made from time to time in the form of SAR's. SAR's shall be evidenced by SAR agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)  Award and Exercise.  SAR's shall be granted for a period of not less
          ------------------
than one (1) year nor more than ten (10) years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

          (i) SAR's shall not be exercisable, in whole or in part, during the six (6) month period starting with the date of grant;

          (ii) SAR's will be exercisable only during a Participant's employment by CBI or a subsidiary, except that in the discretion of the Committee, a SAR may be made exercisable for up to three (3) months after the Participant's employment is terminated for any reason, including retirement, other than death or disability. In the event that a Participant dies or becomes disabled without having fully exercised his SAR's, the Participant or his successor shall have the right to exercise the SAR's during their term within a period of six (6) months after the date of such termination due to death or disability to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee.
     The Committee in its sole discretion may reserve the right to accelerate previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

          (iii) The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "insider trading" liability in connection with an SAR under Section 16(b) of the Securities and Exchange Act of 1934.

     (b)  Payment.  Upon exercise of an SAR, payment shall be made in the form
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of Stock at Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine.

     (c)  Options.  SAR's may be granted in connection with an Option, but shall
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not be granted in a manner or form which will result in the failure of any ISO to qualify for favorable tax treatment under Section 422A of the Code.

10.  NONTRANSFERABILITY OF OPTIONS AND SAR'S.

     Options and SAR's granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options, and SAR's may be exercised only by the Participant. Options and SAR's exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or distributees of the Participant.

11.  STOCK ADJUSTMENTS.

     (a) In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of CBI or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Award under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

     (b) Fractional shares resulting from any adjustment in Awards pursuant to this Paragraph 13 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustments shall be given by CBI to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. The Committee may round down to the next whole number any shares of Stock resulting from any adjustment in Awards in order to eliminate fractional shares.

     (c) The Committee shall have the power, in the event of any merger or consolidation of CBI with or into any other corporation, or the merger or consolidation of any other corporation with or into CBI, or the sale of all or substantially all of the assets of CBI, or an offer to purchase made by a party other than CBI to all shareholders of CBI for all or any substantial portion of the outstanding Stock, to amend all outstanding Awards to permit the exercise of all such Awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Awards as of such effectiveness or expiration.

     (d) In making the adjustments provided for by this Paragraph 11, consideration shall be given to applicable tax and securities laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.

12.  WITHHOLDING TAXES.

     (a) Subject to the provisions of subparagraph (b), CBI may require that any Participant, as a condition of the exercise of an Option, other than an ISO, or SAR, pay or reimburse any taxes which CBI or a subsidiary is required to withhold in connection with the exercise of the Option or SAR.

     (B) A Participant may satisfy the withholding obligation described in subparagraph (a), in whole or in part, by electing to have CBI withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:

           (i) it must be made prior to the date on which the amount of tax to be withheld is determined;

          (ii)  it shall be irrevocable;

         (iii)  it shall be subject to disapproval by the Committee; and

          (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

13.  EFFECTIVE DATE, TERMINATION, AND AMENDMENT OF THE PLAN.

     (a) This Plan shall become effective on June 1, 1998 provided that CBI's stockholders shall have adopted the Plan at the Company's 1998 Annual Meeting of Stockholders. Once effective, this Plan shall terminate on May 31, 2008.

     (b) The Board may, insofar as permitted by law, from time to time and at any time, with respect to any Stock at the time not subject to Awards, terminate, suspend, alter, amend or discontinue the Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant's consent, impair the rights of any Participant under any Award granted to such Participant, except in accordance with the provisions of this Plan and/or the Agreement applicable to any such Award, and further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of CBI represented and entitled to vote at a stockholders' meeting:

          (i) increase the total number of shares of Stock reserved for the purpose of the Plan;

          (ii) decrease the Option Price of any ISO to less than one hundred percent (100%) of Fair Market Value on the date of grant of any ISO;

          (iii) decrease the Option Price of any NQSO to less than eighty percent (80%) of Fair Market Value on the date of grant of any NQSO; and

          (iv) materially increase the benefits occurring to Participants under this Plan.

14.  MISCELLANEOUS.

     (a)  No Rights to Continued Employment or Award.  This Plan does not,
          ------------------------------------------
directly or indirectly, create any rights in any employee or class of employees to receive any Awards under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by CBI or a subsidiary, and it shall not be deemed to interfere in any way with the right of CBI or any subsidiary to terminate or otherwise modify an employee's employment at any time.

     (b)  Failure to Comply with Terms and Conditions.  Notwithstanding any
          -------------------------------------------
other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Participant breaches any restriction or any of the terms, restrictions and/or conditions of this Plan and/or any agreement with respect to such Award.

     (c)  Parties in Interest.  The provisions of this Plan and the terms and
          -------------------
conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate, executors, administrators or trustees thereof, heirs and legatees and any receiver of such estate.

     (d)  Indemnification.  No member of the Committee shall be personally
          ---------------
liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake or judgment made in good faith, and CBI shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of CBI to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith. This provision shall in no way limit the right to indemnification, or affect the lack of personal liability to which an employee, officer, or director is entitled under CBI's Bylaws or under applicable law.

     (d)  Designation of Beneficiary.  Each Participant may designate a
          --------------------------
beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

     (e)  Governing Law.  All questions pertaining to construction, validity and
          -------------
effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.